Alliance Americas Government Income Trust, Inc. (the Fund)
Exhibit 77Q3(a)
811-06554

(i) We have tested these disclosure controls and procedures as of December 17, 2002 and report that they are working properly to ensure that material information required to be disclosed in the report is so disclosed or, if not, is made known to the Certifying Officer, particularly during the period in which the reports are being prepared.

(ii) There were no significant changes in the registrants internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

(iii) Certification:

I, Mark D. Gersten, certify that:

1. I have reviewed this report on Form N-SAR of Alliance Americas Government Income Trust, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrants other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) evaluated the effectiveness of the registrants disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the Evaluation Date); and

c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrants other certifying officer and I have disclosed, based on our most recent evaluation, to the registrants auditors and the audit committee of the registrants board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrants ability to record, process, summarize, and report financial data and have identified for the registrants auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrants internal controls; and

6. The registrants other certifying officer and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: January 24, 2003

/s/ Mark D. Gersten
Mark D. Gersten
Treasurer and Chief Financial Officer

Certification:

I, John D. Carifa, certify that:

2. I have reviewed this report on Form N-SAR of Alliance Americas Government Income Trust, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrants other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a)designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)evaluated the effectiveness of the registrants disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the Evaluation Date); and

c)presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrants other certifying officer and I have disclosed, based on our most recent evaluation, to the registrants auditors and the audit committee of the registrants board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrants ability to record, process, summarize, and report financial data and have identified for the registrants auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrants internal controls; and

6. The registrants other certifying officer and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: January 24, 2003

/s/ John D. Carifa
John D. Carifa
Chairman and President

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1&2, 73A1&2, 73C, 74U1&2, and 74V1&2 completely, the correct answers are as follows:

Items 72DD1 and 72DD2
Dividends paid from Net Investment Income ($000's omitted):
Class A $83785
Class B $65274
Class C $23442

Return of Capital ($000's omitted):
Class A $8313
Class B $6476
Class C $2326

Items 73A1 and 73A2
Dividends per share:
Dividends paid from Net Investment Income:
Class A $0.6000
Class B $0.5500
Class C $0.5500

Item 73C
Other distributions:
Class A $0.0600
Class B $0.0600
Class C $0.0600

Item 74U1 and 74U2
Number of Shares Outstanding:
Class A 138074
Class B 107910
Class C 40238

Items 74V1 and 74V2
Net Asset Value Per Share:
Class A $6.86
Class B $6.86
Class C $6.88